Exhibit 10.21

RENO-TAHOE AIRPORT AUTHORITY

RENO-TAHOE INTERNATIONAL AIRPORT

RENO-STEAD AIRPORT

CONSENT TO ASSIGNMENT

TERMINAL SPACE LEASE

UNISYS CORPORATION

FLO CORPORATION

Consent to Assignment entered this 7th day of March, 2008, by the Reno-Tahoe Airport Authority (“Authority” or “Lessor”), a quasi-municipal corporation created under Chapter 474, Statutes of Nevada 1977, as amended, with its principal office at Reno-Tahoe International Airport, 2001 East Plumb Lane, Reno, Nevada 89502; Unisys Corporation (“Assignor”), a corporation organized under the laws of the State of Delaware, with an address at 11720 Plaza America Drive, Reston, Virginia 20190; and FLO Corporation (“Assignee”), a corporation organized under the laws of the State of Delaware, with its principal office at 14000 Thunderbolt Place, Building R, Chantilly, Virginia 20151.

RECITALS:

WHEREAS, Authority owns and operates Reno-Tahoe International Airport (“Airport”), located in the City of Reno, Washoe County, Nevada, as a commercial aviation facility, and is authorized to contract for the use of Airport premises and facilities and the provision of products and services thereon;

WHEREAS, Assignor was duly designated and certified by the United States of America, Department of Homeland Security, Transportation Security Administration (“TSA”), as a Service Provider for the Registered Traveler program, pursuant to federal law including, but not limited to, the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002 (“SAFETY Act”), which program Assignor operates under the name “rtGO”;

WHEREAS, on April 26, 2007, Authority and Assignor entered a Terminal Space Lease (“Lease”) for Assignor’s possession of premises at Airport (“Premises”) to conduct rtGO, such Premises staffed by and rtGO conducted for Assignor by Hospital Shared Services, Inc. (“HSS”), pursuant to a contract between Assignor and HSS, with HSS also having an Operating Agreement Commercial Aviation Support Services with Authority in relation to that contract;

WHEREAS, on October 5, 2007, Assignor and Assignee agreed to terms for Assignee’s purchase of Assignor’s Registered Traveler program assets including, but not limited to, its Registered Traveler solution, enrollment and verification kiosks and related equipment, SAFETY Act designation and certification, and the Lease, and Assignor represented those terms to Authority in a letter dated November 26, 2007, a true, correct, complete copy of which is attached as Exhibit A and incorporated herein, which letter included other representations, upon which Authority herein relies, regarding that agreement and the transfer of Assignor’s rtGO Registered Traveler program assets to Assignee;

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WHEREAS, Section 11.04 of the Lease permits Assignor to assign the Lease, upon Authority’s prior written consent;

WHEREAS, Authority consents to that assignment on the terms herein as consideration therefor, together with other good and valuable consideration from Assignor, certain of which terms shall, as further set forth herein, be conditions precedent to the effectiveness of that consent:

NOW, THEREFORE, the parties agree:

1.	Effective concurrently with the closing of the aforesaid purchase agreement between Assignor and Assignee for Assignor’s Registered Traveler assets, Assignor assigns to Assignee, and Assignee accepts, all of Assignor’s rights, title, interest and obligations under the Lease. This assignment is made without any warranty by any party to any other party, except for the following warranties of Assignor to Authority and/or Assignee, as applicable:

A.	Assignor is the lawful Lessee and has the right, subject to Lease terms, to assign and transfer to Assignee the Lease, the Premises and the improvements thereto, and has not previously assigned nor transferred the Lease, the Premises or the improvements thereto; and

B.	The Lease and Premises are free and clear of encumbrances created or incurred by Assignor.

2.	Consistent with Section 1, Assignee has inspected or had opportunity to inspect the Premises and other areas of Airport, accepts the Premises and such other areas in the condition existing as of the signing of this Consent document, with all defects, latent and patent, and shall maintain the Premises and improvements thereto at its cost in accordance with the terms of the Lease. Assignee accepts the Premises and other areas of Airport “as is,” with no representation, assurance, warranty or guarantee of any kind including, but not limited to, any condition as might occasion unexpected cost to Assignee as Lessee under the Lease, and Authority makes no representation, assurance, warranty or guarantee as to the condition of the Premises or any other area of Airport or its suitability for Assignee’s use.

3.	Authority consents to the assignment of the Lease on the terms set forth herein, such consent to be effective (i) upon satisfaction of all of the following, as conditions precedent to the effectiveness of that consent and to any obligation of Authority hereunder, but (ii) no earlier than immediately before the closing of the aforesaid purchase agreement between Assignor and Assignee for Assignor’s Registered Traveler assets and the transfer of title to all such assets to Assignee:

A.	This instrument is signed by and/or on behalf of Assignor, Assignee and Authority, as applicable.

B.	Assignor and/or Assignee submit proof, reasonably acceptable to Authority, that:

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1.	The TSA has duly designated and/or certified Assignee, as applicable and as might be required by federal law, as a Service Provider for the Registered Traveler program, and Assignee is otherwise in compliance with any and all federal requirements for the conduct of that program;

2.	Assignee has contracted with the Transportation Security Clearinghouse to perform central information management system functions;

3.	The contract between Assignor and HSS for staffing the Premises and operating rtGO has been assigned to Assignee, or other arrangements, acceptable to Authority at its discretion, have been made for that staffing and operation;

4.	All insurance required under the Lease is in full force and effect and compliant with the terms thereof including, but not limited to, Section 8.01;

5.	Assignee will be, effective no later than the completion of the transfer, covered under the SAFETY Act as a designated provider of Registered Traveler services.

C.	Consistent with Paragraph B(3), any third-party provider of staffing or other services on the Premises for Assignee as Lessee signs a written license document, from Authority, similar to the Operating Agreement Commercial Aviation Support Services between Authority and HSS.

D.	Assignee provides to Authority a security deposit, through a surety bond or letter of credit, in a form acceptable to Authority at its discretion, in the amount of ten thousand dollars ($10,000.00). This deposit shall be to ensure Assignee’s performance of all obligations required to be performed by it as Lessee under the Lease. This amount shall be subject to annual review and reasonable adjustment by Authority during the term of the Lease including, but not limited to, any holdover. If Authority determines that the amount of the deposit shall be increased, it shall give thirty (30) calendar days written notice to Assignee, stating the amount of the increase and the reason therefor; and if Assignee consents in writing to such increase (which consent Assignee shall not unreasonably withhold or delay), Assignee shall ensure that the deposit is so increased within those thirty (30) days. Failure timely to provide any instrument increasing the amount thereof shall be a material breach of the Lease.

E.	Assignor and/or Assignee shall have paid Authority any rent or other charges under the Lease invoiced by Authority on or before the date of this Consent.

4.	Notices, as provided in the Lease and this Consent, shall be addressed to:

In the case of Authority:	Reno-Tahoe Airport Authority P.O. Box 12490 Reno, NV 89510-2490

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Or, for mailings or deliveries requiring a street address:

Reno-Tahoe Airport Authority 2001 East Plumb Lane Reno, NV 89502

In the case of Assignor:	Unisys Corporation 11720 Plaza America Drive Reston, VA 20190 Attn: Director of Contracts

With copies to:	Unisys Corporation Unisys Way Blue Bell, PA 19424 Attn: General Counsel

In the case of Assignee:	FLO Corporation 14000 Thunderbolt Place, Building R Chantilly, VA 20151

With copies to:	DLA Piper US LLP 701 Fifth Ave, Suite 7000 Seattle, WA 98104 Attn: W. Michael Hutchings

5.	Consistent with Section 4, this Consent shall be effective upon completion of all conditions precedent set forth in that Section. Authority shall give Assignor and Assignee written notice, as soon as reasonably practicable, that all such conditions have been satisfied.

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IN WITNESS WHEREOF, the parties have set their hands, on the date first written.

ASSIGNOR:	Unisys Corporation

	By:	/s/ C.A. Solibakke

	Name:	C.A. Solibakke
(Please Print)

	Title:	Contracts Director, Federal Systems, Civ.
(Please Print)

ASSIGNEE:	FLO Corporation

	By:	/s/ Luke A. Thomas

	Name:	Luke A. Thomas
(Please Print)

	Title:	Executive Vice President
(Please Print)

LESSOR:	Reno-Tahoe Airport Authority

	By:	/s/ Krys T. Bart

	Name:	Krys T. Bart, A.A.E

	Title:	President/CEO

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RENO-TAHOE AIRPORT AUTHORITY

RENO-TAHOE INTERNATIONAL AIRPORT

TERMINAL SPACE LEASE

UNISYS CORPORATION

RENO-TAHOE AIRPORT AUTHORITY

P. O. BOX 12490

RENO, NV 89510

775-328-6400

FAX 775-328-6564

RENO-TAHOE AIRPORT AUTHORITY

RENO-TAHOE INTERNATIONAL AIRPORT

TERMINAL SPACE LEASE

UNISYS CORPORATION

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RENO-TAHOE AIRPORT AUTHORITY

RENO-TAHOE INTERNATIONAL AIRPORT

TERMINAL SPACE LEASE

UNISYS CORPORATION

THIS LEASE, entered into this 1st day of May 2007, by and between the Reno-Tahoe Airport Authority, a quasi-municipal corporation of the State of Nevada (“Authority”), and Unisys Corporation, a publicly traded corporation organized under the laws of the state of Delaware (“Lessee”).

WITNESSETH:

WHEREAS, Authority owns and operates Reno-Tahoe International Airport (the “Airport”) for the use and benefit of the public, located In the City of Reno, Washoe County, Nevada, as a commercial aviation facility, and is authorized to enter contracts for the use of Airport premises and facilities and the provision of services thereon; and

WHEREAS, Registered Traveler is a partnership program between the United States of America, acting through the Department of Homeland Security, Transportation Security Administration and private industry to facilitate a more efficient travel experience for US domestic aviation travelers. Under the program, United States citizens and lawful permanent residents can volunteer to undergo a government Security Threat Assessment and pay an annual user fee to be part of the program. In return, Transportation Security Administration has set guidelines to provide designated security checkpoint lanes at participating airports that make use of new technologies and procedures to expedite the screening process for those that meet the eligibility requirements. Any airport or air carrier that conducts domestic flights throughout the United States has the opportunity to team with a duly authorized service provider to incorporate the program at their respective checkpoints; and

WHEREAS, Lessee has been selected and certified by the Transportation Security Administration (TSA) under a federal procurement program to perform the Registered Traveler Program to conduct its activities at commercial service airports, and contracted with the Transportation Security Clearinghouse to perform central information management system functions, and designated & certified by the federal Safety Act Office that the Registered Traveler solution is an Anti-Terrorist Technology; and

WHEREAS, The Registered Traveler program services at the Reno-Tahoe Airport will maintain and enhance security at the airport through the additional information voluntarily provided by program participants. All travelers that enroll in the Registered Traveler program will have a background check performed by the TSA. This secure knowledge in existence on a portion of the traveling public will assist the TSA in utilizing their finite resources more effectively on the unknown population; and

WHEREAS, The Registered Traveler Program will also maintain and enhance customer service at the airport in that all travelers that enroll will experience a more predictable checkpoint experience. The amount of time to get to the “secure” side of the airport will be reduced and there will be increased customer satisfaction due to shorter wait times; and

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WHEREAS, Lessee has indicated a willingness to and has demonstrated the ability to Invest in necessary equipment and maintain satisfactory and professional staffing, properly improve, keep, maintain, manage and operate said Registered Traveler program activities in accordance with standards established by TSA if granted a lease therefore; and

WHEREAS, While the Authority understands the commercial nature of the Registered Traveler Program, it deems it advantageous to itself and to its operation of the Airport to lease unto Lessee the premises described herein for such purpose, and to grant Lessee certain rights and privileges in connection therewith, upon the terms and conditions hereinafter set forth; and

WHEREAS, Lessee desires to lease from the Authority certain Terminal Building premises to accommodate Lessee’s enrollment office, storage space, and biometric requirements in the operation of said business; and

NOW, THEREFORE, for and in consideration of the mutual terms, conditions and covenants of this Lease, Authority and Lessee do hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

For all purposes hereunder, the words and phrases defined in this Article shall have the following meanings when used in this Lease:

Section 1.01 - “Air Operations Area” or “AOA” - means the secured part of Airport subject to 49 T.S.R. 1542.

Section 1.02 - “Airport” - means the Reno-Tahoe International Airport, owned and operated by the Authority as a commercial aviation facility in the City of Reno, Washoe County, Nevada, and as it might be expanded or developed.

Section 1.03 - “Authority” - means the Reno-Tahoe Airport Authority, a quasi-municipal corporation created under Chapter 474, Statutes of Nevada 1977, or any successor entity.

Section 1.04 - “Best Management Practices” or “BMP” - means those practices and procedures employed to prevent or reduce source water pollution including, but not limited to, the construction of runoff or retention basins and the replanting of eroding surfaces, to effectuate the purposes of storm water laws, as further described in Section 9.

Section 1.05 - “Board of Trustees” or “Board” - means the Board of Trustees of Authority, as currently composed and as its membership might change from time to time, and any successor body.

Section 1.06 - “Brochure” - means a pamphlet, booklet, magazine or other publication promoting commercial activities, products or services.

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Section 1.07 - “Concessions Master Plan” - means Authority’s plan for expanding and improving food, beverage, retail, specialty and service concessions for passengers at Airport including, but not limited to, a Concessions Master Plan document, resulting from Authority’s planning process begun in 1998 and concluded in 2001.

Section 1.08 - “Concourse” - means either of the two Concourses in the Terminal at Airport, containing airline gates for the enplaning and deplaning of passengers, or any additional concourse constructed at Airport in the course of Authority’s expansion plans therefore.

Section 1.09 - “Construction Permit” - means a permit, on a form issued by Authority or as that form might be revised or supplanted, to be utilized by Lessee in seeking Authority’s approval of Lessee’s improvements to the Leased Premises, as further described in Section 8.

Section 1.10 - “Disadvantaged Business Enterprise” or “DBE” - means a small business concern certified pursuant to Authority procedures as a DBE, which is, as defined by applicable law:

A.	At least fifty-one percent (51%) owned by one or more socially and economically disadvantaged individuals, as defined by law, or, in the case of any corporation, the shares of which are publicly traded, at least fifty-one percent (51%) of which shares are owned by one or more such individuals; and

B.	Controlled, in its daily management and operations, by one or more such persons.

This definition might change from time to time by amendment of applicable federal law.

Section 1.11 - “Disadvantaged Business Enterprise Concessions Plan” or “DBE Concessions Plan” - means that written plan, adopted and amended from time to time by Authority, for participation by DBEs in concession opportunities at Airport.

Section 1.12 - “Executive Director” - means the Airport Director as set forth in the “3-1-83 Bond Resolution,” or any successor officer.

Section 1.13 - “Federal Aviation Administration” or “FAA” - means the United States of America, acting through the Department of Transportation, Federal Aviation Administration, or any successor entity.

Section 1.14 - “First Class” - means:

A.	As to construction and/or installations on the Premises, construction and/or installations designed, constructed, finished, decorated and maintained consistent with the highest contemporary standards, of the local custom and usage in the building trade or property management business, for projects similar to it in size and use, less than five (5) years old, and reasonably equivalent to construction and/or installations classified as “Class A” space by real estate professionals for similar premises with regard to their size and use; and

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B.	As to products and/or services, those of the most superior, excellent or best kind of their general class, belonging to the head or chief of several classes into which that general type of goods or services is divided.

This definition shall apply to construction, installations, improvements and/or services performed or provided by any Subcontractor.

Section 1.15 - “Fiscal Year” - means Authority’s fiscal year beginning on July 1 of each calendar year and ending on June 30 of the next calendar year.

Section 1.16 - “General Counsel” - means Authority’s In-House General Counsel as set forth in Board Memorandum #98(10)-95, as approved by Authority’s Board of Trustees at its October 15, 1998 meeting.

Section 1.17 - “Lease” - means this Facility Space Lease, together with all Exhibits hereto and/or any other document incorporated herein by reference including, but not limited to, any written amendment hereof duly approved and signed by the parties.

Section 1.18 - “Lease Year” - means any of the calendar years of the term hereof including, but not limited to, any extension, as further provided in Section 2.01.

Section 1.19 - “Leased Premises” or “Premises” - means the real property demised to Lessee hereunder, as described and depicted in Section 3.01 and Exhibit A hereto, and as they might be amended from time to time, together with all rights appurtenant thereto.

Section 1.20 - “Master Plan” - means Authority’s plan for the development of Airport, and as that Plan might be amended from time to time, subject to approval by the FAA.

Section 1.21 - “Monthly Statement” - means the monthly report of Lessee’s Report as described in Section 5.02(D).

Section 1.22 - “Notice of Non-responsibility” - means a document, as described in Section 10.09 hereof, compliant with Chapter 108 of NRS, and as that Chapter might be amended, recodified or supplanted, reciting that Lessee or any subcontractor, as a party hereto and/or as the possessor of the Premises or a portion thereof, is responsible for certain work thereon including, but not limited to, any mechanic’s or materialman’s lien in relation thereto.

Section 1.23 - “Passenger” or “Passengers” - means persons arriving at or departing from Airport on scheduled, nonscheduled, charter, corporate, business, itinerant, general-aviation, diverted or any other aircraft flights serviced at or through Airport and utilizing Lessee’s Facility.

Section 1.24 - “Project Review Committee” or “PRC” - means a committee, composed of Authority officers, agents and/or employees, and as its composition might change from time to time, or any successor body, authorized to evaluate and approve development, improvement, refurbishment and/or other construction projects by tenants at Airport, in addition to any other required procedures for approval of such projects.

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Section 1.25 - “Registered Traveler” or “RT” or “RTGO” - means a partnership program between the United States Department of Homeland Security, Transportation Security Administration (TSA) and the private industry to facilitate a more efficient travel experience for US domestic aviation travelers. Under the program, United States citizens and lawful permanent residents can volunteer to undergo a government Security Threat Assessment and pay an annual user fee to be part of the program. In return, Transportation Security Administration has set guidelines to provide designated security checkpoint lanes at participating airports that make use of new technologies and procedures to expedite the screening process for those that meet the eligibility requirements. Any airport or air carrier that conducts domestic flights throughout the United States has the opportunity to team with a duly authorized service provider to incorporate the program at their respective checkpoints.

Section 1.26 - “Significant Materials” - means materials or substances as defined in and/or subject to pertinent storm water laws, as further described in Article 9, including, but not limited to: raw materials; materials such as fuels, solvents, detergents and plastic pellets; finished materials such as metallic products; raw materials used in food processing or production; hazardous substances as defined under Section 101(14) of the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA); any chemical subject to reporting under Section 313 of Title III of the federal Superfund Amendment Reauthorization Act (SARA); fertilizers; pesticides; and waste products such as ashes, slag, sludge and the like, which might be released with storm water discharges, as provided in 40 C.F.R. Part 122.26(b)(12); and as these laws might be amended, recodified or supplanted from time to time.

Section 1.27 - “Subcontractor” - means a subcontractor, partner, joint-venturer or any other person, and/or pursuant to any contract, oral or written, express or implied, between Lessee and any such third person.

Section 1.28 - “Terminal” - means the main passenger terminal building at Airport, and as it might be expanded or developed from time to time, for the transportation of Passengers to and from aircraft.

Section 1.29 - “Terminal Lobby” - means the central area on the ground floor of the Terminal, between and providing access for Passengers to the Concourses.

Section 1.30 - “Transportation Security Administration” or “TSA” - means the United States United States of America, acting through the Department of Homeland Security, Transportation Security Administration or any successor entity.

Section 1.31 - Interpretation.

A.	The wording of this Lease shall be construed simply, according to its fair meaning, and not strictly for or against either party.

B.	References in this Lease to Articles, Sections, Paragraphs or Exhibits are to articles, sections, paragraphs or exhibits hereof or hereto, unless otherwise specified.

C.	“Hereby,” “herein,” “hereof,” “hereto,” “hereunder” and similar words refer to this Lease.

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D.	References to business days herein mean normal business or working days excluding Saturdays, Sundays, and legal holidays recognized by the United States of America and/or the State of Nevada.

E.	Words denoting persons include government entities, firms, partnerships, corporations, associations, trusts and other legal entities, as well as natural persons.

F.	Headings preceding the text of sections hereof, any cover page, table of contents, index and/or marginal notes are solely for convenience of reference, and are not parts of this Lease nor affect its meaning.

G.	Words importing the singular include the plural and vice-versa, and words denoting the masculine gender include the feminine gender, where appropriate or where the context logically requires.

H.	Where general wording and specific wording hereof appear to conflict, the specific shall take precedence over the general.

I.	The various Articles, Sections, paragraphs, clauses and terms hereof shall be read together, so as to avoid ambiguity or contradiction wherever logically possible.

J.	If any Article, Section, paragraph, clause or term hereof is deemed, by any court or other judicial or quasi-judicial tribunal having jurisdiction, to be illegal, invalid or unenforceable, it shall be severed from the remainder of this Lease, which shall remain in full force.

K.	This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Nevada.

ARTICLE 2

TERM

Section 2.01 - Term. The Term of this Lease shall be for two years, commencing on the date of this agreement as set forth in the recitals, and ending on the second anniversary of said date. Lessee may, at Authority’s discretion, have up to three (3) extensions of this Lease, for an additional one (1) year under each (“Extension Year”). Authority shall use reasonable efforts to give Lessee, not fewer than ninety (90) calendar days before the expiration of the term hereof, written notice whether Authority is so extending the term hereof, provided that any such written notice, given within such ninety (90) calendar days, shall nonetheless be valid. If Authority does not extend the term hereof, then the term of this Lease may nonetheless continue consistent with the terms of Section 2.04 herein.

Section 2.02 - Cancellation Without Cause. Notwithstanding any other provision of this Lease to the contrary, with the exception of those certain surviving obligations set forth herein and provided Lessee is not then in default of the terms and covenants of this Lease, this Lease may be canceled by Authority or Lessee, in whole or in part, at any time after the first year of the Term set forth in Section 2.01 hereof, upon sixty (60) days’ advance written notice.

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Section 2.03 - Surrender. Upon the expiration or earlier termination of this Lease or on the date specified in any demand for possession by Authority after default by Lessee, Lessee covenants and agrees to surrender possession of the Premises to Authority in the same condition as when first occupied, ordinary wear and tear excepted, subject to Sections 4.08, 9,06 and 9.07 hereof.

Section 2.04 - Holdover. If Lessee remains in possession of the Premises and provide the agreed upon services after the expiration or any termination or cancellation of this Lease without any written renewal thereof, such holding over shall not be deemed as a renewal or extension of this Lease, but shall create only a tenancy from month to month that may be terminated at any time by Authority or Lessee upon thirty (30) days written notice to the other party. Such holding over shall be at the rental rate specified in Section 4.01, or rates as then established by Authority for the Premises, but shall otherwise be upon the same terms and conditions as set forth in this Lease.

ARTICLE 3

PREMISES AND PRIVILEGES

Section 3.01 - Leased Premises. Authority hereby leases to Lessee a total of 460 square feet of Terminal Building space, consisting of 452 square feet of office for enrollment activities contained in the baggage claim area and 4 square feet of verification space at each security checkpoint, as shown in Exhibit A, attached hereto and by this reference made a part hereof (the “Premises”). Lessee has inspected and accepts the Premises in the condition existing as of the commencement of this Lease, with all defects, latent and patent and, without expense to Authority, will maintain the Premises and improvements and installations thereto at its sole cost and expense in accordance with the terms of this Lease. The Premises are accepted in “as is” condition with no assurances, warranties or guarantees of any kind including, without limitation, representations as to the condition of the building or other material conditions as may occasion unexpected costs. Authority makes no representations as to the condition or quality of the Premises or the Airport at the time of this Lease. It shall be the sole responsibility of Lessee to make provisions to protect the Premises and any improvements thereto.

Section 3.02 - Access. Except as otherwise specifically provided or restricted herein, Lessee shall have the lawful right of ingress to and egress from the Premises for Lessee, its employees, agents, suppliers or furnishers of service and patrons over and across public roadways serving the Airport. Said right shall be subject to Authority’s current and future rules, regulations and operating restrictions, as the same may be amended in writing from time to time. Lessee agrees to indemnify and hold harmless Authority from and against any and all damages, claims, costs or any liability whatsoever, resulting directly or indirectly from Lessee’s access to the Premises and use of the Airport in connection herewith.

Section 3.03 - Quiet Enjoyment. Authority agrees that, upon Lessee’s performing in accordance with all of the terms, covenants and conditions set forth herein, Lessee shall and may peaceably and quietly have, hold and enjoy the use of the Premises for the entire term of this Lease.

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ARTICLE 4

RENTALS, FEES AND CHARGES,

Section 4.01 - Rent. As consideration for the Premises and the uses, privileges and rights granted hereunder, in addition to all other rentals, fees and charges payable by Lessee to Authority, Lessee agrees to pay the Authority rent at the Airline Rate (the Rate) established for rental of Baggage Service Office Space. Initially, the rate is set at $70.23 per square foot per annum, for the Premises leased hereunder, in accordance with the payment provisions set forth herein. The Rate shall be adjusted annually effective July 1 and subject to midyear adjustment effective January 1. The Lessee will not provide a monetary share of the enrollment fee during the two-year term of this agreement. A mutual agreement will be reached in the future for consideration under any proposed extension of term as stated herein under Section 2.01.

Section 4.02 - Utilities. Charges and fees for the use of existing utilities, consisting of electrical service to the Premises, shall be deemed to be included as part of the rent payable under Section 4.01 of this Lease.

Section 4.03 - Additional Fees and Charges. In addition, Lessee shall pay such fees and charges due and owing under the following conditions:

A.	If Authority has paid any sum or incurred any obligation or expense for which Lessee has agreed to pay or reimburse Authority.

B.	If Authority is required to pay any sum or incur any obligation or expense because of the failure, neglect or refusal of Lessee, after appropriate notice, to perform or fulfill any of the requirements of this Lease.

C.	If Authority is assessed a fine or penalty by any governmental regulatory agency as a result of the actions or omissions of Lessee in violation of federal, state or municipal laws, ordinances, orders, regulations or requirements.

Such amounts shall include all interest, service charges, costs, damages and penalties accrued in conjunction with such sums so paid and expenses so incurred and shall be in addition to any charges due and payable under this Lease. Each and every part of such amounts shall be recoverable by Authority in the same manner and with like remedies as if the same were originally a part of the rent, fees and charges set forth herein.

Section 4.04 - Additional Consideration. Lessee will develop, provide, operate, and maintain in working order technology tools to perform its services under the Registered Traveler Program. Such equipment will include, but not be limited to: Two (2) enrollment stations, One (1) verification kiosk at each checkpoint, One (1) back up verification kiosk, and 24-hour telephone help desk support. In the first lease year, Lessee will strive to maximize traveler’s benefits (e.g. reduced divestiture of shoes, jackets, and laptops) in the event that the TSA offers such benefits with new security technology. Lessee will acquire, implement, and operate such new security technology according to TSA specifications and requirements. In the first lease year, Lessee will examine and report on the feasibility to integrate revenue parking technology into the Registered Traveler solution. If feasible, this will be accomplished in the second year of the Lease upon additional written terms that are mutually agreeable between Authority and Lessee.

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Section 4.05 - Time of Payments. Except as otherwise expressly provided herein, any other payment due or reimbursable to Authority by Lessee hereunder shall be due and payable immediately upon receipt of Authority’s invoice, and shall be deemed delinquent if not paid within thirty (30) calendar days of the date due. Payments shall be made in legal tender of the United States at the offices of the Accounting Department of Authority at the Airport, or at such other place as Authority might hereafter notify Lessee in writing. Lessee shall pay any sum it deems to be in error, however, such payment shall not constitute a waiver, acknowledgment or compromise of Lessee’s position regarding a lawfully disputed amount.

Section 4.06 - Unpaid Fees and Charges. Except as otherwise expressly provided herein, any fee or charge not paid when due shall be deemed delinquent and shall bear a service charge at the then highest rate established from time to time by Authority, currently set at eighteen percent (18%) APR, from the date due until fully paid. Lessee shall pay and discharge all costs and expenses incurred or expended by Authority in collection of delinquent due hereunder including, but not limited to, service charges, professional collection fees and attorney fees.

Continued failure by Lessee to pay any delinquent amount and accrued service or other charge within five (5) calendar days of Authority’s written notice of such delinquency shall constitute a material breach of this Lease, and Authority may thereupon pursue all available remedies for the collection and cure of such default including, but not limited to, those provided herein and by law.

Section 4.07 - Taxes, Assessments and Fees. With the sole exception of such taxes or assessments for which Lessee is exempt as a governmental agency, Lessee covenants and agrees to promptly pay any and all lawful general taxes, special assessments, excises, license fees, permit fees and utility charges and assessments not already included and paid as part of the rent hereunder, of whatever nature, applicable to its use and occupancy of the Premises in the conduct of operations under this Lease; and, further, Lessee covenants and agrees not to permit any of said taxes, assessments, fees and charges to become delinquent.

Section 4.08 - No Mortgage. Lessee shall not mortgage, pledge, oblige, encumber or otherwise obligate the Premises, this Lease or Lessee’s interests hereunder by any mortgage, deed of trust, security interest, pledge, note or any other contract, instrument or obligation in the nature thereof.

ARTICLE 5

USE CONDITIONS, OPERATIONAL STANDARDS AND RESTRICTIONS

Section 5.01 - Permitted Use. Lessee is hereby permitted to occupy, improve, use and maintain the Premises for the sole purpose of providing Registered Traveler Program Services, and for no other purpose whatsoever. Lessee’s possession, use, improvement, maintenance and operation of the Premises hereunder shall be at Lessee’s sole cost and expense and in strict accordance with all applicable federal, state and local laws, rules, regulations and orders applicable thereto.

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Section 5.02 - Use Requirements; Monthly Statement. Lessee’s use of the Premises shall be subject to the following terms, as applicable, in addition to all other terms hereof:

A.	Other than signage in Lessee’s Premises, Lessee’s In-Terminal advertising will be in accordance with the Authority’s In-Terminal Advertising Program by entering into a written advertising contract and paying the published rate for Authority’s Terminal advertising program, provided by Authority’s Terminal advertising concessionaire.

B.	Lessee’s possession, occupancy, use and maintenance of the Premises hereunder shall be at its cost, except as otherwise expressly provided herein.

C.	Lessee shall at all times comply with all applicable laws including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and Resource Conservation and Recovery Act (RECRA), the laws of the State of Nevada and municipal ordinances governing environmental matters including, but not limited to, the transportation and storage of hazardous materials, substances and waste, as might now or hereafter be defined by such laws.

D.	Not later than fifteen (15) calendar days after the end of each calendar month, Lessee shall submit to Authority its Monthly Report, in a form acceptable to and/or as required by Authority, of its activity for that prior month as long as the data does not compromise the privacy of enrollees. The Monthly Report shall specify:

1.	Cumulative local customer base (for zip codes provided);

2.	Monthly totals of new enrollments between onsite and offsite;

3.	Monthly totals of enrollment renewals;

4.	Monthly totals of verification activity by concourse;

5.	Average verification activity by concourse (day of week, 60 minute increments);

6.	Average wait times in designated lane (by concourse);

7.	TSA Participation Fee payment compliance statement.

Section 5.03 - Responsibility for Use. Lessee shall be solely responsible for negligent acts and omissions of itself, its agents, employees, invitees and licensees. Throughout the term of this Lease including, but not limited to, any extension or holdover approved by Authority, Lessee shall retain sole responsibility for safeguarding persons and property and for the conduct of its activities on or about the Premises, at its cost. Lessee shall at all times conduct its operations in a safe, prudent, professional and lawful manner, and its use hereunder shall not interfere with nor impede the operations of Authority, other tenants and authorized users of the Premises or Airport, or the general public.

Section 5.04 - Rules and Regulations. Lessee’s use of the Premises and activities thereon shall be in accordance with all applicable federal, state and local laws, and with resolutions, rules, regulations or directives of Authority, which now exist or might hereafter become effective. Lessee shall comply fully with all applicable federal, state and local laws, and regulations, specifically including, but not limited to, those pertaining to storm water, hazardous materials

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storage and fire safety, as applicable to Lessee’s possession and use of the Premises, currently in effect and as they might be amended, recodified or supplanted from time to time, and all directives issued by Authority in connection therewith. Lessee shall ensure that its agents, employees, invitees and licensees including, any Subcontractor, comply with all applicable statutory and regulatory requirements.

Section 5.05 - Licenses, Permits and Certifications. Lessee shall:

A.	Obtain and maintain in effect at all times, at its cost, any and all licenses, certificates and permits required for its improvement, occupancy, use, maintenance and operation of the Premises; and

B.	Obtain and pay for any licenses, permits and other operating, use or safety certifications required by federal, state and/or local regulatory agencies for its use, operations and activities and associated operations on the Premises and elsewhere on or about Airport including, but not limited to, any and all licenses or permits required by any agency for any construction or installation on the Premises, any equipment installed thereon, or any service provided thereon. Lessee shall provide Authority, upon request, with copies of any and all such licenses, permits and other documentation evidencing compliance herewith.

Section 5.06 - Operational Standards; Customer Service.

Lessee shall at all times implement First-Class operating standards and provide First-Class customer service to patrons. In particular, Lessee shall comply with the following:

A.	Management. Lessee and any Subcontractor of Lessee shall at all times retain an active, qualified and experienced manager to supervise operations and to represent and act for Lessee at Airport, as applicable and as needed. This manager shall be available during regular business hours for contact at Airport, and reasonably available in the event of an emergency. At all times during the manager’s absence a responsible subordinate will be designated by Lessee to supervise and be available at the Premises. Lessee shall provide Authority at all times with all standard, cellular and mobile telephone numbers, pager numbers, beeper numbers and electronic mail addresses, as applicable, for the manager and any designated subordinate, so that Authority may communicate with such manager and/or subordinate as it might, at its discretion, deem appropriate.

B.	Personnel. Lessee shall at all times retain an active, trained, competent, and customer service focused employees to conduct Registered Traveler enrollment and verification activities and to represent and act for Lessee at Airport, as applicable and as needed. Personnel shall be posted at their duty positions during the hours of business. Scheduling will include personnel coverage for vacations, injury, or illness. Personnel will be professionally attired to be recognizable in their function and to communicate confidence, trust, and the appealing benefits of the Registered Traveler Program. Personnel will take their breaks and other off-duty time out of the public eye. A sufficiently experienced and responsible employee will be designated by the manager to supervise and be present in the manager’s absence.

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C.	Hours of Operation. The Premises shall be open for business at such hours as to provide a high level of service to the traveling public. Such hours of operation for verification services shall be identical to the hours of operation of the passenger screening by the TSA at the Airport. Such hours of operation for enrollment services shall be seven (7) days a week, from 5 a.m. to 8 p.m. Any changes in the hours of operation shall be requested in writing thirty (30) days prior to the desired effective date and implemented only upon the written approval of Authority.

D.	Service Standards. Lessee shall ensure that each customer receives prompt, efficient and courteous service and that the verification and enrollment stations are adequately staffed during all operating hours. As applicable, and consistent with its reservations service, Lessee shall use reasonable efforts to recognize all peak hours for passenger traffic, and as those hours might change from time to time, and shall ensure that the Premises are adequately staffed during normal operating hours and during any special or emergency circumstance affecting air traffic.

E.	Credit. Lessee shall honor at least two (2) major credit cards for any purchase of more than fifteen dollars ($15.00). Lessee shall, from time to time, provide Authority with a list of all credit cards to be honored. Subject to the approval of Lessee’s credit card processor, Authority may direct Lessee to honor or accept one or more additional cards as might be warranted by public demand.

F.	Business Development. As it pertains to Registered Traveler Program and the services provided by the Lessee, the Lessee shall use best efforts to promote and increase its business at Airport. Lessee shall not divert nor allow the diversion of any such business from Airport.

Authority at its discretion may monitor Lessee’s compliance with any or all of these service requirements.

Section 5.07 - Coordination with Airlines. Lessee shall use reasonable efforts to communicate with the commercial passenger and charter airlines serving Airport, to apprise itself of any changes in the flight schedule of those airlines or of any emergency, delay, diversion or other special circumstance which might warrant (A) an adjustment of the hours of operation, and/or (B) any other adjustment which might be advisable to serve increased or special needs of the traveling public resulting from such change, emergency, delay, diversion or other special circumstance.

Section 5.08 - Personnel. All personnel employed by Lessee or any subcontractor to serve the public shall be neat, clean, groomed and courteous at all times, and shall wear appropriate, clean uniforms or other appropriate garb or insignia identifying them by name and/or employment. Authority shall have the right to approve uniform selections for all personnel exposed to the traveling public in the course and scope of their employment. Lessee shall employ sufficient, trained personnel to staff the Facility to meet the reasonable needs or demands of patrons including, but not limited to, maintenance of the Premises. Lessee shall provide for the proper training of all employees and for the certification and/or licensing of employees in all areas of service as their duties might legally require. Lessee shall ensure that all personnel refrain from

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any loud, boisterous, offensive or inappropriate conduct, and that they treat all patrons equally and courteously including, but not limited to, forms of address, without regard to race, creed, color, national origin, ethnicity, age, disability, gender or sexual orientation. Lessee shall ensure that personnel engaged in the sale of goods or services to the public shall not use any “high pressure,” unfair or deceptive trade practices, and shall comply with the terms of Section 5.02(E) regarding description or attribution of charges. Lessee shall use reasonable efforts to employ an adequate number of bilingual personnel to serve non-English-speaking patrons as market demand might warrant.

Section 5.09 - DBE Operations. Authority may, from time to time, amend its DBE Concessions Plan, as required by the FAA and/or that Plan, and/or might amend that Plan consistent with amendments of applicable federal law. Lessee shall, to the extent required by law, use good faith efforts to comply with any such amendment consistent with federal law and the terms of the Plan.

Section 5.10 - Purchase of Supplies and Services. Should Lessee contract with a third person to provide personnel or related services in connection with the RT program, Authority shall deem such third person or subcontractor to be conducting a business on the Airport. Notwithstanding the foregoing, vendors, suppliers, and/or contractors providing equipment and/or services in the normal course of supporting Lessee’s operations and activities are excluded. Prior to engaging in a contract therein, Lessee shall ensure that such third person or subcontractor has a commercial contract with Authority for the conduct of such business. Authority may impose charges, rentals and fees upon such entity for facilities used or for the opportunity to provide such services. Notwithstanding, Lessee may select suppliers, vendors, materials, supplies, equipment and services of its own choosing for its conduct of business authorized hereunder. Nothing herein shall limit Authority’s power to exercise fully its governmental or proprietary functions or its obligations under any or federal, state or local law or any bond covenant.

Section 5.11 - Safety Procedures and Fire Protection System. Lessee shall comply with any fire safety laws applicable to the Premises including, but not limited to, the installation of such extinguishing devices or fixtures on the Premises as might be required by Authority and the storage of combustible and/or flammable liquids compliant with the International Fire Code.

Section 5.12 - Security.

A.	Lessee shall ensure that its employees comply with, pass and/or fulfill any and all TSA and/or Authority requirements for background investigations, badging and/or privileges, as applicable to their duties and/or to Lessee’s operations. Lessee shall comply at all times with all TSA regulations and restrictions for airfield and airport premises and operations, and as those regulations and restrictions might be amended from time to time.

B.	Lessee shall be responsible for providing its own security for the Premises, for any fixtures or trade fixtures installed in or brought onto the Premises by or for Lessee or any Subcontractor, and for any services provided or activities conducted by or for Lessee or any Subcontractor. This responsibility shall include, but not be limited to, providing its own appropriately badged personnel to escort other personnel, contractors, suppliers and the like into, on, across or through any Air Operations Area or other secured area requiring such escort, as applicable.

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C.	Lessee shall incorporate the terms of this Section into any subcontract for the provision of products and services on or from the Premises.

Section 5.13 - Performance; Conflict Resolution. The Executive Director may, at his or her discretion, determine Lessee’s performance of and/or compliance with all terms of this Article. Should a conflict arise between Lessee and any other tenant or user of the Airport regarding the scope of their respective rights, the Executive Director or his or her designee shall serve as arbiter of that dispute. Lessee may appeal the Executive Director’s decision to the Board but shall abide by the Board’s decision which shall be final.

ARTICLE 6

TRANSPORTATION SECURITY ADMINISTRATION (TSA)

OPERATIONAL STANDARDS AND REQUIREMENTS

Section 6.01 - Registered Traveler Deployment. Pursuant to 49 CFR 1542.105(b), the Authority must receive approval from TSA to deploy Registered Traveler and must incorporate additional requirements into its Airport Security Program (ASP) to effect program responsibilities and assure activities meet operational standards. Such responsibilities and standard are set forth in the TSA Registered Traveler Security, Privacy and Compliance Standards for Sponsoring Entities and Service Providers, dated October 24, 2006 (RT Compliance Standards), which is incorporated herein by reference including all subsequent versions and amendments thereto. The RTGO program must be in compliance at all times with those elements of the ASP.

Section 6.02 - Registered Traveler Commencement. Registered Traveler cannot commence operations unless it has received written approval from the TSA and the local Federal Security Director (FSD).

Section 6.03 - Enrollment and Processing Fees. Lessee shall forward to TSA Registered Traveler Participation Fees as specified in the most current fee notice published by TSA in the Federal Register in the manner prescribed by TSA. Lessee shall provide documentation of such compliance as required in Section 5.02. If/when the Registered Traveler Program include a process that requires TSA Transportation Security Officer (TSO) Support or includes a cost passed to Authority by TSA, Lessee agrees to reimburse Authority for costs in accordance with Section 4.04 (a).

Section 6.04 - Enrollment and Collection of Personal Data. Lessee shall ensure that the Registered Traveler program deployed at the airport shall be in compliance with the requirement for enrollment and collection of biometric and biographical information set forth in the RT Compliance Standards. Service provider key personnel must undergo a Security Threat Assessment (STA) including a fingerprint based Criminal History Records Check (CHRC) performed by TSA. TSA may exclude their employment as key personnel. All RT applicants must undergo a Security Threat Assessment (STA) performed by TSA. TSA may exclude their participation in the RT program.

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Section 6.05 - Security of Information. Lessee shall ensure that the Registered Traveler program deployed at the airport complies with the information security and privacy requirements set forth in the RT Compliance Standards. Lessee shall:

A.	Submit one or more System Security Plan(s) for approval by Authority and TSA. Such plan(s) must meet the requirements of the RT Compliance Standards and contain procedures regarding implementation of operational, technical, and management security controls across all RT Program systems at the airport. Once approved, Lessee shall ensure compliance with such System Security Plan(s) including any modifications made by Authority or TSA.

B.	Provide all RT applicants with the TSA Privacy Act Statement as provided in RT Compliance Standards.

C.	Ensure that biographic and biometric data collected from RT applicants and participants are maintained, transmitted, and stored in a manner which prevents unauthorized access and/or unauthorized release of the information as provided in RT Compliance Standards.

D.	Restrict disclosure of biographic and biometric data collected from RT applicants and participants only to those key personnel who have an operational need to know related to registered traveler program. Authority will develop and maintain the list of key personnel and will advise immediately as Lessee’s personnel are added or deleted. Lessee will advise of their key personnel and continuously as their staffing changes. TSA Lessee will advise of their key personnel and continuously as their staffing changes.

E.	Ensure that biographic and biometric information collected pursuant to the RTGO program is transmitted using a secured data format as specified in the RT Compliance Standards.

F.	Notify the Authority and the local FSD in the event Lessee knows or suspects that such information has been misplaced or compromised during collection, storage, or transmission.

Section 6.06 - Verification at the Security Checkpoint. TSA cannot currently support the use of dedicated lines or checkpoint lanes at the Airport for the exclusive use of RT Participants. RT Participants will use the integrated lanes as directed by the Checkpoint Document Checkers. Lessee in coordination with Checkpoint Document Checkers shall ensure that any RT Participant with a valid RT card is permitted access to the benefits of the RT Program without additional charge regardless of the enrollment Service Provider. Lessee shall ensure that biometric matching of RT Participants is conducted in accord with the requirements as specified in the RT Compliance Standards.

Section 6.07 - Modification and Termination. TSA reserves the right to modify the procedures for the RT Program or suspend operations without prior notice in response to any change in aviation security or any change to the national threat level as determined by the U.S. Department of Homeland Security. The local FSD may also modify, suspend, or cancel the RT Program at the Airport in the event that such activities have a negative effect on the throughput and wait times at the Airport.

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ARTICLE 7

MAINTENANCE AND REPAIR

Section 7.01 - Obligation of Authority.

A.	Authority shall, subject to its annual budget process, be reasonably responsible for repairs to the structural components of the Terminal, including the building, roof, foundation and major building systems to the extent that such are owned by Authority, except for repairs necessitated by the conduct of Lessee, any Subcontractor, their agents, employees, invitees or licensees.

B.	Except as otherwise expressly provided herein, Authority makes no representation nor warranty relating to the suitability of the Premises for any use and shall have no obligation to repair, maintain, renovate or otherwise incur any cost or expense with respect to the Premises or any fixture or trade fixture now or hereafter constructed, installed or used as a part of or on the Premises or elsewhere on, at or about Airport, and shall have no liability to Lessee arising out of any defect in the Premises.

Section 7.02 - Maintenance and Repairs. Lessee shall be responsible, at its cost, for the complete maintenance, repair and operation of the Premises and Authority shall not be responsible. Lessee shall maintain the Premises in a good, safe, clean and attractive condition and in compliance with federal, state and local laws which now exist or might hereafter become applicable including, but not limited to, environmental laws, and shall provide daily waste disposal, which shall be mandatory. Maintenance and/or repair work to the Premises shall be performed in a First-Class manner as to materials and workmanship. Authority shall use generally accepted construction and repair standards to judge the quality of maintenance and repair, and Lessee shall promptly comply with any directive issued by Authority in connection therewith. Any fixture or trade fixture installed on the Premises by Lessee during the term hereof shall be subject to Authority’s prior written approval, which shall be not unreasonably withheld or delayed, and shall be made in accordance with the terms hereof. The requirement of Authority’s prior written approval shall not apply to routine minor repairs or normal custodial maintenance of the Premises not otherwise affecting the structure, design or appearance of the Premises and not causing any material disruption of Lessee’s or any Subcontractor’s operations, activities or customer service.

Section 7.03 - Authority’s Right to Enter, Inspect and Make Repairs.

A.	Authority, it’s Trustees, officers, agents, employees, invitees and/or licensees may, at such times as might be reasonable under the circumstances and with as little interruption of Lessee’s operations as is reasonably practicable, enter the Premises for the following purposes:

1.	To inspect the Premises to determine Lessee’s compliance with the terms of this Lease and with any directive of Authority issued in connection herewith;

2.	To conduct inspections relevant to Airport operations or to install, remove, adjust, repair, inspect or otherwise handle any TSA or Authority equipment, facilities or other such item on, in, at, under, around or about the Premises;

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3.	At its discretion or upon directive from the TSA, to install or permit the installation on, in, at, under, around or about the Premises of additional equipment, devices or other items necessary or proper for the safe, efficient operation of Airport, and Lessee shall not obstruct, hinder nor object to such installation nor hold nor attempt to hold Authority liable for any claim relating thereto, connected therewith or arising therefrom; and/or

4.	To perform maintenance and make repairs in any case where Lessee is obligated, but has failed, to do so, and has failed to comply with Authority’s notice of noncompliance, in which case Lessee shall reimburse Authority for the cost thereof together with an administrative charge of twenty-five percent (25%), promptly upon demand.

With reference to subpart 4 herein, and consistent with Section 4.03, if the Lessee has not performed maintenance on the Premises as required herein, the Authority shall give Lessee written notice thereof, specifying the maintenance required. If Lessee cures or commences duly diligent efforts to cure the maintenance need within ten (10) calendar days of Authority’s notice, then Lessee shall be deemed to have complied with its maintenance obligation hereunder and the terms of subpart 4 shall not apply.

B.	Notwithstanding Paragraph A of this Section, and consistent with Section 12.02(K), if Authority notifies Lessee of a maintenance or repair need which constitutes an actual or apparent violation of any federal, state or local health or safety law including, but not limited to, any health or safety requirement of Authority, then Lessee shall have twenty-four (24) hours, from receipt of that notice, to perform or to begin duly diligent efforts to perform the necessary maintenance or repair. If Lessee fails so to perform or to begin duly diligent efforts to perform, then Authority may enter the Premises to perform the required maintenance or repair, and Lessee shall reimburse Authority the full cost thereof, together with an administrative charge of twenty-five percent (25%).

C.	Nothing in this Section shall limit any other right of Authority hereunder, nor obligate Authority to undertake any inspection, installation, removal, adjustment, repair, handling or other activity on, in, at, under, around or about the Premises except as otherwise expressly provided herein. The provision for reasonableness herein shall not apply in the event of an actual, threatened or perceived emergency, the determination of which shall be at Authority’s discretion.

ARTICLE 8

INSURANCE AND INDEMNIFICATION

Section 8.01 - Insurance. Lessee and any contractor(s) of Lessee operating hereunder shall procure and maintain under existing or additional policies the following insurance coverage, as applicable, in full force and effect during the Term of this Lease:

A.	Commercial General Liability Insurance coverage provided on standard forms for Bodily Injury (including death) and Property Damage Liability with a total limit of at least $1,000,000.00 combined single limit per occurrence, which will include but not be limited to the following extensions:

1.	Premises and Operations;

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2.	Blanket Contractual, including coverage for assumptions of liability set forth in this Lease;

3.	Property Damage Legal Liability for property in the insured’s care, custody and control, with a sublimit of $1,000,000.00. Authority will not be liable for any damage to improvements or for damage to any personal property brought onto the Airport;

4.	Liability while operating mobile equipment on Airport property;

5.	Products/completed operations;

6.	Independent Contractors;

7.	Explosion, collapse and underground hazards;

8.	Broad Form Property Damage (including completed operations);

9.	Employer’s Liability Insurance coverage provided in an amount of at least $1,000,000.00; the foregoing coverage shall include Stop Gap Insurance.

B.	Automobile Bodily Injury and Property Damage Liability Insurance covering automobiles owned, non-owned or hired by Lessee’s contractor(s), with minimum limit of $1,000,000.00 per occurrence Combined Single Limit.

C.	Fire and extended risks (ail-risks) property coverage, in limits at least equal to the full insurable replacement value of all improvements installed hereunder including, but not limited to, fixtures and trade fixtures.

D.	Workers’ Compensation and Employer’s Liability Insurance in such amounts and forms as required by the Worker’s Compensation Act and in accordance with the laws of the State of Nevada.

Such policies shall be primary as respects Authority. All policies shall name, and Certificates shall show by separate endorsement that the Authority, it’s Trustees, agents and employees are Additional Insureds to the extent of liabilities assumed by Lessee as set forth in Article 8; however, any other insurance available to Authority shall be excess and shall not contribute with this insurance. Certificate(s) of Insurance and endorsements shall be provided by Lessee and Lessee’s contractor(s), as the named insured, to the Authority evidencing proper limits of coverage as set forth herein. Authority shall have the right to determine its own legal counsel in all matters under this Lease.

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Section 8.02 - Authority Indemnified. Lessee and any independent contractor(s) of Lessee shall be responsible for their respective actions and omissions, and Authority will in no way be responsible therefor. Lessee and its contractor(s) hereby agree to protect, defend at the option of Authority, indemnify and hold Authority harmless from any and all claims, fines, demands, suits, causes of action, liability and damages, including but not limited to costs of court and administrative proceedings and reasonable fees of attorneys and other professionals incurred by Authority, unless caused by the sole negligence or willful misconduct of Authority, arising out of or incident to this Lease or in any way resulting from: (a) Lessee’s and its contractors’ operations on the Premises and the Airport; (b) Lessee’s and its contractors’ use, occupancy, maintenance, repair, improvement and operation of the Premises and the condition of the Premises and improvements thereto; (c) defects in Lessee’s vehicles and equipment used or stored on the Premises and the Airport; (d) any substance, material or waste now or hereafter defined or classified as hazardous or toxic under applicable federal, state or local law including petroleum products, which are or may be brought, deposited, stored on or removed from the Premises or the Airport by Lessee or its contractor(s), employees, agents, subcontractors or invitees; or (e) contamination of the Premises, neighboring property, or any other Airport property resulting from any of the foregoing. This indemnification of Authority includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal, reclamation or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of hazardous material in the soil or ground water, upon or under the Premises or neighboring property (if originating from the Premises). Without limiting the foregoing, if the presence of any hazardous material results in contamination as aforesaid, Lessee and/or its contractors shall, at no expense to the Authority, promptly take all actions necessary to restore the Premises and other affected Airport property to the condition existing prior to the introduction of any such hazardous material. Authority will not hold Lessee or its contractor(s) responsible for contamination which, upon investigation by the governmental agency having authority in such matters, is found to be the result of operations of prior occupants of the Premises. Lessee’s indemnification of Authority as provided herein shall extend to anyone acting by or for Lessee and its contractor(s) hereunder, including but not limited to the employees, agents, contractors, subcontractors and invitees of Lessee. This indemnification shall survive any termination of this Lease.

Section 8.03 - Exculpation. Except as otherwise provided in this agreement, Authority shall not be liable to Lessee or its contractor(s) for any injury or damage to either party or such party’s property from any cause. Lessee waives all claims against Authority for damage to persons or property arising for any reason hereunder.

Section 8.04 - Notice of Action. Lessee shall immediately notify Authority in writing of: (1) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to environmental laws governing hazardous material or related concerns; (2) any claim made or threatened by any person against Lessee or Lessee’s activities or the condition of the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from the presence of hazardous material; and (3) reports to any environmental agency or governmental authority arising out of or in connection with the delivery to, storage on or removal from the Premises of hazardous material, including any complaints, notices, warnings or asserted violations in connection therewith. Lessee shall provide Authority with copies of all documentation related to the foregoing.

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Section 8.05 - Safety Act. Lessee must be designated and certified under the federal Homeland Security Act of 2002 (Safety Act) in order to perform the Registered Traveler Program at Reno-Tahoe Airport. The Safety Act will indemnify the Airport in the event of any terrorist activity associated in the deployment of the program.

ARTICLE 9

CONSTRUCTION OF IMPROVEMENTS, ALTERATIONS AND ADDITIONS

Section 9.01 - Construction of Improvements, Alterations, Maintenance and Repair. Lessee shall, at its sole cost and expense, maintain and repair the Premises and all improvements thereto, in a good and safe condition and in compliance with federal, state and local laws, rules, ordinances and regulations which now exist or may hereafter become applicable, including but not limited to environmental laws and amendments thereto. Lessee agrees that it shall repair any damages caused by Lessee to the Premises or other Airport property authorized for Lessee’s use in connection herewith, at no expense or liability to the Authority. Any improvements, alterations, modifications, additions or changes to the Premises by Lessee shall be subject to approval by Authority and pursuant to requirements set forth in the Authority’s Design Standards and Criteria, as revised, including but not limited to the following conditions:

A.	Lessee must comply with all conditions imposed by the Authority in its sole discretion. Full and complete specifications for all work and improvements, along with a statement of the scope of work and estimated construction schedule shall be submitted with the Authority’s Construction Permit form for review and written approval by Authority before any construction commences.

B.	First-class standards of design and construction are required in connection with all work, facilities and improvements. All improvements shall conform with applicable statutes, ordinances, building codes, regulations and other general requirements of the Authority, and shall be in compliance with the Americans with Disabilities Act, 42 U.S.C. 12,000 et sea. and its regulations.

C.	The Authority’s approval shall extend to and include architectural and aesthetic considerations, and Authority expressly reserves the right to accept or reject any proposed design and to require Lessee to provide for revisions meeting with the Authority’s approval. The Authority agrees to act on any request for review and approval of project plans and revisions thereto as expeditiously as possible given available staffing and resources.

D.	Lessee’s contractor(s) shall provide evidence of insurance coverage and compliance with bonding requirements of Authority as provided herein. Approval given by the Authority shall not constitute a representation or warranty as to conformity; responsibility therefore shall at all times remain with Lessee.

E.	Any improvements or alterations made without Authority approval shall be removed and the Premises restored at the expense of Lessee.

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Section 9.02 - Contractor’s Liability Insurance. In addition to insurance requirements under Article 8 hereof, in any contract pertaining to improving and equipping the Premises, Lessee shall require the contractor to cause Authority, its Trustees, agents and employees to be insured against the risk of claims and demands, just or unjust, by third persons against Authority, its Trustees, agents and employees, against and from all such claims and demands for a combined single limit of not less than $1,000,000.00 for bodily injury and property damage. Said insurance shall be in a form acceptable to the Authority.

Section 9.03 - Performance and Payment Bonds. Prior to the date of commencement of any construction in or on the Premises, Lessee shall furnish to the Authority performance and payment bonds, approved as to form and surety by the Authority, with Lessee’s contractor or contractors as principal, each bond in a sum not less than one hundred percent (100%) of the amount of the contract for the completion of the work in accordance with the plans and specifications approved in writing by the Authority. The bonds shall also guarantee the payment of wages of employees and benefits, subcontractor’s contracts, materials, supplies and equipment used in the performance of said work, and shall protect Authority from liability, losses or damages arising therefrom. Authority shall be an additional obligee of the principal and surety under such bonds.

Section 9.04 - Certificates of Completion; Construction Records. Upon completion of improvements or alterations hereunder, Lessee shall submit to the Authority a copy of its acceptance letter certifying completion and a certified copy of any certificate or permit which may be required by any federal, state, city or other local Lessee or agency in connection with the completion or occupancy of said improvements. Lessee shall furnish to the Authority a set of final “AS BUILT’ reproducible drawings, and in digital format satisfactory to Authority in form and content, of any and all improvements not later than ninety (90) days following the completion, occupancy or initial use of such improvements, whichever comes first.

Section 9.05 - Mechanics’ and Materialmen’s Liens. Lessee agrees not to permit any mechanics’ or materialmen’s or any other lien to be foreclosed upon the Premises or any part or parcel thereof, or the improvements thereon, by reason of any work or labor performed or materials furnished by any mechanic or materialman or for any other reason.

Section 9.06 - Ownership of Improvements. Lessee agrees that all improvements to the Premises, including approved changes, alterations and renovations thereof, shall become the property of Authority upon completion and acceptance by Authority; provided, however, title to any equipment owned and installed by Lessee shall remain with Lessee unless abandoned at the end of the Term or any earlier cancellation of this Lease.

Section 9.07 - Damage or Destruction of Improvements. Authority shall have the option, but shall not be obligated, to repair, restore or replace all or any part of the Premises and improvements thereto in the event of damage or destruction of same, whether such damage or destruction results from a risk covered by insurance or from an uninsured risk, or to terminate this Lease.

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ARTICLE 10

GOVERNMENTAL CONDITIONS

Section 10.01 - Federal Right to Reclaim. In the event the United States of America shall demand and take over the entire facilities of the Airport, or the portion thereof wherein the Premises is located, for public purposes, then and in that event Authority shall be released and fully discharged from any and all liability hereunder and this Lease shall thereupon terminate.

Section 10.02 - Sponsor’s Assurances. This Lease shall be subject to the terms of those certain Sponsor’s Assurances given by Authority to the United States of America under the Airport and Airway Improvement Act of 1982, as the same may be amended from time to time.

Section 10.03 - Subordination of Agreement. This Lease and all provisions set forth herein shall be subject and subordinate to the terms and conditions of any instruments and documents under which Authority acquired the land or improvements thereon, of which the Premises are a part, and shall be given only such effect as will not conflict with or be inconsistent with such terms and conditions. It is further understood and agreed by Lessee that this Lease shall be subordinate to the provisions of any existing or future agreement between Authority and the United States of America relative to the operation or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport.

Section 10.04 - Federal Review. This Lease is subject to any applicable review by the Federal Aviation Administration to determine satisfactory compliance with federal law and said Lease shall be in full force and effect and binding upon both parties pending review and approval by the Federal Aviation Administration, as applicable; provided, however, that upon such review, all parties hereto agree to modify any of the terms hereof which may be determined by the Federal Aviation Administration to be in violation of existing laws, regulations or other requirements.

Section 10.05 - Rights Nonexclusive. It is understood and agreed that nothing contained in this Lease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958, as the same may be amended.

Section 10.06 - Right of Flight. Authority reserves unto itself, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the real property previously described together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft now known or hereafter used, for navigation of or flight in the said airspace for landing on, taking off from or operating on the Airport.

Section 10.07 - Nondiscrimination. Lessee, for itself, its successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree; (1) that no person on the grounds of race, color, age, religion, gender, disability or national origin shall be excluded from participation in or denied the use of said Premises; (2) that in the construction of any improvements on, over or under the Premises and the furnishing of services thereon, no person on the grounds of race, color, age, religion, gender, disability or national origin shall be excluded

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from participation in, denied the benefits of, or otherwise be subjected to discrimination; and (3) that Lessee shall use the Premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended. In the event of the breach of any of the foregoing nondiscrimination covenants, Authority shall have the right to terminate this Lease and to reenter and repossess the Premises and the facilities thereon, and hold the same as if said Lease had never been made or issued. This cancellation provision shall not be effective until the procedures of Title 49, Code of Federal Regulations, Part 21, are followed and completed, including exercise or expiration of appeal rights.

Section 10.08 - Disadvantaged Business Enterprise/Affirmative Action. Lessee acknowledges that the provisions of 49 CFR, Part 23, Disadvantaged Business Enterprise (DBE), and 14 CFR Part 152, Affirmative Action Employment Programs, may be applicable to the activities of Lessee or Lessee’s contractor(s) under the terms of this Lease, unless exempted by said regulations, and hereby agrees to comply with all requirements of Authority, the Federal Aviation Administration and the U.S. Department of Transportation, in reference thereto. These requirements may include, but not be limited to, compliance with DBE and/or Employment Affirmative Action participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports and, if directed by Authority, the contracting of specified percentages of goods and services contracts to Disadvantaged Business Enterprises. Failure to comply with these requirements shall be grounds for default and cancellation of this Lease. Any cancellation pursuant to this Paragraph shall not be effective until the procedures specified in said Federal regulations and established by Authority are completed, including exercise or expiration of any appeal rights.

ARTICLE 11

TERMINATION, CANCELLATION, ASSIGNMENT AND TRANSFER

Section 11.01 - Termination. This Lease shall terminate at the end of the full Term set forth in Article 2.01 hereof, and Lessee shall have no further rights hereunder.

Section 11.02 - Cancellation by Authority. In addition to cancellation rights set forth in Section 2.02 hereof and Authority’s rights of cancellation for nonpayment of any amount due and owing hereunder, this Lease may be canceled by Authority, and the Premises and all improvements and installations thereto and therein immediately repossessed, in the event Lessee shall:

A.	Abandon the Premises; or

B.	Perform any acts or conduct any activity other than specifically authorized by Authority under this Lease; or

C.	Default in the performance of any of the covenants and conditions required herein (except payments) to be kept and performed by Lessee, and such default continues for a period of thirty (30) days after receipt of Authority’s written notice to cure the default, unless during said thirty-day period Lessee shall commence and diligently pursue curing such default to the satisfaction of Authority.

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D.	Lose the authorization to perform services under the federal Registered Traveler Program.

Section 11.03 - Cancellation by Lessee. In addition to cancellation rights set forth in Section 2.02 hereof, this Lease shall be subject to cancellation by Lessee, upon written notice to Authority, in any of the following events:

A.	The permanent abandonment of the Airport as an air terminal.

B.	The lawful assumption by the United States Lessee or an authorized agency thereof of the operation, control or use of the Airport or any substantial part thereof in such manner as to substantially restrict Lessee’s use of the Premises for a period of at least ninety (90) days.

C.	Issuance by a court of competent jurisdiction of an injunction in any way preventing or restraining the use of the Airport by Lessee and the remaining in force of said injunction for a period of at least ninety (90) days.

Section 11.04 - Assignment or Transfer. This Lease is issued to Lessee for the purposes and under the conditions expressed herein and any transfer, assignment or sublease of any rights or privileges granted by this Lease is specifically prohibited without the prior written consent of Authority.

Section 11.05 - Rights at Termination. Lessee agrees that, at the expiration, or any termination or cancellation of this Lease, the Premises and fixtures and improvements thereto, excepting any Lessee equipment apparatus, machinery, signs, furnishings, trade fixtures and personal property removed from the Premises as provided in Section 8.06, shall be returned to Authority in the same condition as existing at the commencement of Lessee’s use and occupancy hereunder, normal wear and tear as a result of the permitted use as provided herein being excepted.

Section 11.06 - Removal of Lessee Equipment at Termination. Prior to the expiration or any termination of this Lease, Lessee shall remove, at its sole cost, all equipment, apparatus, machinery, signs, furnishings, trade fixtures and personal property owned, installed and used by Lessee for Lessee’s operations hereunder (collectively, “Lessee equipment”), as distinct from improvements to the Premises. If such removal shall injure or damage the Premises, Lessee agrees that it shall, prior to the expiration or any termination of this Lease and at Lessee’s sole cost and expense, repair such injury or damage in good and workmanlike fashion and to restore the Premises to the same condition as existed prior to installation of such Lessee equipment, such repair and restoration being completed in accordance with Article 6 of this Lease. If Lessee fails to remove any Lessee equipment by the expiration or any termination of this Lease, such Lessee equipment shall be deemed abandoned and title thereto shall automatically transfer to Authority without any further action required of either party. In such event, Authority may, at its sole option, retain or dispose of such equipment and retain any proceeds therefrom; and Authority shall be entitled to recover from Lessee any costs incurred by Authority for equipment removal and restoration of the Premises in excess of any actual proceeds received by Authority from the disposition thereof.

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ARTICLE 12

GENERAL PROVISIONS

Section 12.01 - Authority Not Liable. Authority is not responsible to Lessee for any claims for compensation or any losses, damages or injury sustained by Lessee resulting from failure of any water supply, heat, air conditioning, electrical current, or sewerage or drainage facility, or caused by natural physical conditions on the Airport, whether on the surface or underground, including but not limited to displacement of materials by fire, water, windstorm, hurricane, tornado, or by act or state of war, civilian commotion or riot, or any cause beyond the control of Authority. All personal property placed on or moved into the Premises shall be at the risk of Lessee or owner thereof, and Authority shall not be liable for any damage or loss of said personal property.

Section 12.02 - No Waiver by Authority. No waiver by Authority of default in performance of any of the terms, conditions or covenants of this Lease shall be construed to be or act as a waiver by Authority of any subsequent default on the part of Lessee.

Section 12.03 - Invalidity of Clauses. The invalidity of any portion, article, section, paragraph, provision or clause of this Lease shall have no affect upon the validity of any other part or parts thereof.

Section 12.04 - Venue; Laws of Nevada. The venue for any action arising from this Lease shall be in Washoe County, Nevada, and the laws of the State of Nevada shall apply.

Section 12.05 - Attorneys’ Fees. If either party brings any action or proceedings to enforce, protect or establish any right or remedy under the terms and conditions of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, as determined by a court of competent jurisdiction, in addition to any other relief awarded.

Section 12.06 - Bailee Disclaimer. It is hereby understood and agreed that Authority in no way purports to be a bailee and is, therefore, not responsible in any way for any damage to the property of others, including, but not limited to, the property of Lessee, Lessee’s employees, contractors, subcontractors, agents and invitees.

Section 12.07 - Relationship of the Parties. It is expressly understood and agreed that Authority shall not be construed or held to be a partner, associate or joint venturer of Lessee in the conduct of its operations. Lessee shall at all times have the status of an independent contractor without the right or authority to impose tort or contractual liability upon Authority.

Section 12.08 - Notice. Notices to Authority provided for herein shall be sufficient if sent by certified mail, return receipt requested, postage prepaid, addressed to:

Authority Mail Address:	Executive Director Reno-Tahoe Airport Authority Reno-Tahoe International Airport P. O. Box 12490 Reno, Nevada 89510

Authority Street Address:	Executive Director Reno Tahoe Airport Authority 2001 E. Plumb Lane Reno, NV 89502

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Notices to Lessee shall be sufficient if sent by certified mail, return receipt requested, postage prepaid, addressed to:

Lessee:	William Dixon Contracts Manager Unisys Corporation 1545 Raymond Deihl Road Tallahassee, FL 32308

or to such other respective addresses as Authority and Lessee may designate to each other in writing from time to time.

Section 12.09 - Paragraph Headings. The headings of the various articles and paragraphs of this Lease and its Table of Contents, are for convenience and ease of reference only, and shall not be construed to define, limit, augment or describe the scope, context or intent of this Lease or any part or parts of this Lease.

Section 12.10 - Force Majeure. Except as herein provided, neither Authority nor Lessee shall be deemed to be in default hereunder if either party is prevented from performing any of its obligations, other than the payment of rentals, fees and charges hereunder, by reason of strikes, boycotts, labor disputes, embargoes, shortages of energy or materials, acts of God, acts of the public enemy, weather conditions, riots, rebellion, or sabotage, or any other circumstances for which it is not responsible or which are not within its control.

Section 12.11 - Binding Effect. The terms, conditions and covenants of this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this provision shall not constitute a waiver of any restrictions against assignment or subletting.

Section 12.12 - Entire Agreement; Modification. This Lease constitutes the entire agreement between the parties hereto as to the Premises leased hereunder; This Lease may be modified or amended only by written agreement between parties hereto at a date subsequent to the date of this Lease.

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IN WITNESS WHEREOF, the Parties hereto have executed this Lease as of the day and year first above written.

LESSEE:	Unisys Corporation

	By:	/s/ William Kirkwood

	Name:	William Kirkwood
(Please Print)

	Title:	Director, Federal Procurement and Workplace Services
(Please Print)

WITNESS:

/s/ [illegible]

AUTHORITY/LESSOR:	Reno-Tahoe Airport Authority

	By:	/s/ Krys T. Bart

	Name:	Krys T. Bart
(Please Print)

	Title:	Executive Director, CEO
(Please Print)

WITNESS:

/s/ [illegible]

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